UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              October 5, 2004
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                           Molecular Diagnostics, Inc.
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             (Exact name of registrant as specified in its charter)

       Delaware                           0-935                36-4296006
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(State or other jurisdiction         (Commission            (IRS Employer
of incorporation)                     File Number)          Identification No.)

414 North Orleans Street, Suite 502, Chicago, Illinois                 60610
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       (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code              (312) 222-9550
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                                TABLE OF CONTENTS

                                    FORM 8-K

Item                                                                       Page
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Item 1.01         Entry into a Material Definitive Agreement                 1

Item 3.02         Unregistered Sales of Equity Securities                    1

Signature                                                                    3

Item 1.01     Entry into a Material Definitive Agreement

         Effective as of October 18, 2004, the Company and its wholly-owned subsidiary, AccuMed International, Inc., entered into a settlement agreement with MonoGen, Inc. The settlement agreement relates to the parties' disputes arising from a license agreement by which AccuMed had granted to MonoGen a license to specific AccuMed related technologies that could be used, in part, for early cancer detection, diagnosis and monitoring, as well as disputes arising from a services agreement and technology agreement among the parties.

         As part of the settlement, the MDI Group (defined as the Company, AccuMed and their affiliates) assigned to MonoGen all of the MDI Group's right, title and interest in AccuMed patents, patent applications, trade secrets, trademarks, copyrights and know-how covering specified intellectual property, as well as all applicable AccuMed equipment and spare parts, including ten AcCell units. The MDI Group also agreed to assign to MonoGen certain Food and Drug Administration clearances, and to issue to MonoGen a joint unsecured installment promissory note in the principal amount of $305,000, which note called for an initial payment of $25,000 to be made by the Company and AccuMed to MonoGen on November 1, 2004, with subsequent monthly payments of $10,000 each to be made until the full principal balance has been paid.

         Also as part of the settlement, MonoGen granted to the MDI Group a nonexclusive, royalty-bearing license to AccuMed technology for use only with proprietary products manufactured by the MDI Group that use primarily fluorescent probes for cervical or ovarian cancer screening, and the MDI Group agreed to reimburse MonoGen for a portion of MonoGen's patent expenses. MonoGen retains exclusive rights in all other fields of use and nonexclusive rights for such use with cervical or ovarian cancer screening. The settlement agreement also provided for the termination of the license agreements and the technology agreement, but reserved all rights of the parties in regard to any matters that may continue to be disputed among them and the British Columbia Cancer Agency arising out of, or related to, the license agreement between Oncometrics Imaging Corp. and MonoGen.

         On November 1, 2004, the Company entered into a strategic alliance agreement with the biotechnology division of a Fortune 500 healthcare company. The alliance calls for the manufacture and distribution of MDI's Automated Image Proteomic System (AIPS). In addition, the two companies will collaborate and develop proprietary antibodies to be used in the MDI proteomic cell-based assay systems, the first of which is the CVX cervical screening system.

         Under the terms of the five-year agreement, MDI's strategic alliance partner will manufacture the MDI-designed AIPS hardware and then distribute these systems through its international sales organization. The complementary image analysis software, running on the AIPS platform, was developed by MDI for the CVX system.

         Please also see Item 3.02 below for a description of the Company's agreements with Seaside Investments PLC.

Item 3.02         Unregistered Sales of Equity Securities

         On October 5, 2004, MDI entered into a stock purchase agreement with Seaside Investments PLC, a private investment company, for the purchase by Seaside of 11,000,000 shares of MDI's restricted common stock in exchange for registered shares of the investment company.

         Seaside is a newly formed London-based company established to invest in U.S. "micro cap" companies with long-term growth potential. The company has agreed to apply for its shares to be admitted for trading on the London Stock Exchange as an investment trust, and the closing of this transaction is subject to certain contingencies, including approval of such listing. In the event Seaside's shares are not listed on the London Stock Exchange before the agreed deadline, the Company is not obligated to close and will be returned its shares of common stock, which have been conditionally issued and are being held in escrow pending closing.

         Seaside has entered into a "lock-up" agreement with MDI pursuant to which it has agreed not to trade the MDI shares it receives upon consummation of this transaction for a period of one year from the closing date. In full payment for the shares of MDI, Seaside will issue to MDI shares of the investment company valued at the purchase price of the MDI shares divided by the conversion rate of the British Pound Sterling to purchase U.S. Dollars (subject to the downside price protection described below), with each Seaside share having a value of One Pound Sterling. The Company, upon issuance of such Seaside shares, may thereafter sell such shares at a monthly rate of up to 10% of the total number of shares issued, with any unused portion of allotted shares for a month carried over to the next month.
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         Thirty percent of the Seaside shares will be held in escrow for one year following their issuance pursuant to an escrow agreement entered into by the parties. In the event the per share market price of MDI's common stock at the one year anniversary of the closing is less than the per share value of the Company stock at the time of the closing, Seaside shall be entitled to receive out of escrow a percentage of the shares equal to the percentage of such decline. The remaining shares held in escrow will be released to MDI.

         The President and Chief Executive officer of MDI, Denis M. O'Donnell, M.D., was a Managing Director of Seaside Advisors, LLC, an investment advisor to Seaside Partners, L.P., a private equity limited partnership, from 1997 until 2003. William Ritger, a principal at Seaside Investments PLC, was also a Managing Director of Seaside Advisors, LLC.

         MDI will rely on the safe harbor and exemptions from registration provided under Rule 506 of Regulation D, Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Molecular Diagnostics, Inc.

Dated:  November 13, 2004                 By: /s/ Denis M. O'Donnell, M.D.
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                                          Denis M. O'Donnell, M.D.
                                          President and Chief Executive Officer